Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 33-33621, No. 2-99945, No. 333-59727, No. 333-138458, No. 333-49023, and No. 333-188437) on Form S-8 of our report dated June 8, 2018, appearing in the annual report on Form 11-K of VF 401K Savings Plan for the year ended December 31, 2017.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan

June 8, 2018

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